UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 4, 2007

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company has entered into a letter agreement dated March 4, 2007 with Dimensions, Inc. (“Dimensions”), an arms length party, relating to the grant by Dimensions of an exclusive license to use certain software and other intellectual property owned by or licensed to Dimensions having application within the gaming industry.  It is intended that the Company will incorporate a new subsidiary company to hold the license from Dimensions, and that this subsidiary company will engage in the development and commercialization (through a second subsidiary of the Company) of gaming software.  The letter agreement contains certain obligations, enforceable against the Company, relating to the negotiation and execution of a formal license agreement which will contain the definitive license terms, including royalties to be paid to Dimensions.  The parties have expressed their intention to complete the definitive agreement by April 1, 2007.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Mr. Jeff Flammang resigned as director, President and Chief Executive Officer of the Company.  The resignation, which was dated February 27, 2007, was tendered and accepted by the Board of Directors on March 4, 2007.

Mr. Jeffrey Eng was appointed President and Chief Executive Officer of the Company to fill the vacancy in those offices created by the resignation of Mr. Flammang.  The appointment of Mr. Eng was effective March 4, 2007.  Ms. Alise Mills was elected a director of the Company to fill the Board vacancy created by the resignation of Mr. Flammang.  The election of Ms. Mills was effective March 6, 2007.

Mr. Eng is presently the sole director of the Company, having been served on the Board continuously since May 5, 2006.  Mr. Eng has substantial experience in administration and engineering.   For the 5 years prior to his joining the Company, Mr. Eng was retired. Immediately prior to his retirement, he was a Senior Staff Engineer for Nexen Inc. from October 1994 through March 2000.

Ms. Mills is the Founding Partner of AGM Consulting, a fully integrated communications and public affairs firm established in Vancouver, British Columbia in 1997, with satellite offices in Calgary, Alberta and in Ottawa, Ontario.  AGM Consulting provides communications services to clients in the private sector and all levels of government.  Ms. Mills formerly served as Senior Vice-President, Corporate Communications and Spokesperson for Gradek Energy Inc.

The Company presently has no plans, policies or understandings in place with respect to the compensation of any of its directors or officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 6, 2007

Veridigm, Inc.

/s/   Jeffrey Eng

_______________________________

Jeffrey Eng, President and CEO